REIMBURSEMENT AGREEMENT


     THIS REIMBURSEMENT AGREEMENT (this "Agreement") is made as of 11:59 p.m. this 30th day of June, 1995, by and between CRIIMI MAE Management, Inc., a Maryland corporation (the "Company") and CRI Insured Mortgage Associates Adviser Limited Partnership, a Delaware limited partnership ("Adviser").

                                 R E C I T A L S

     WHEREAS, Adviser is the Adviser to CRI Liquidating REIT, Inc. ("Liquidating") pursuant to an Advisory Agreement dated as of November 21, 1989 (the "Advisory Agreement");

     WHEREAS, Adviser desires to avail itself of the experience, advice and assistance of the Company in the performance of its duties under the Advisory Agreement;

     WHEREAS, the Company desires to provide such assistance to Adviser.

     NOW, THEREFORE, in consideration of the mutual covenants hereinafter contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

     1.   Services to be Rendered

          (a) The Company shall render or cause to be rendered to Adviser, upon request of Adviser, those services listed on Exhibit A, attached hereto and made a part hereof, upon the hourly rates or predetermined fees set forth or referred to thereon. Such rates or fees are intended to allow the Company to recover only its costs and expenses, including allocable overhead, without realizing any profit and any changes in such rates or fees shall be made only to reflect increases in such costs and expenses.

          (b) From time to time, Adviser may desire additional services not specifically addressed in Exhibit A. For such additional services, if requested and to the extent the Company is willing and able to furnish such additional services, the Company will be compensated in amounts determined based upon hours of service rendered and hourly rates set by the Company. The provision of any such additional services by the Company, if such additional services are not of the character of those set forth on Exhibit A, and the amount of compensation therefor, shall be at all times on terms which are equal or no less favorable to Adviser than could be obtained from unaffiliated third parties for comparable services and which allow the Company to recover only its costs and expenses, including allocable overhead, without realizing any profit.

     2.   Term

          The initial term of this Agreement shall commence on the date hereof and shall be for a period of one (1) year (the "Initial Term"). Thereafter, this Agreement shall be automatically renewed for successive one (1) year terms (each a "Term Year"), until terminated. Either party may terminate this Agreement by giving the other party at least sixty (60) days' prior written notice. In addition, this Agreement shall terminate upon termination of the Advisory Agreement.

     3.   Reimbursement

          For the services rendered by the Company to Adviser pursuant to this Agreement, the Adviser shall pay to the Company the amounts due on a monthly basis as invoiced to Adviser. Such invoices shall set forth in reasonable detail the services provided, the number of hours of services rendered or fees charged, the identity of the individual(s) providing the services and such other information as Adviser may reasonably request. The Company shall submit monthly invoices to Adviser by the tenth day of each month and shall receive payment within fifteen (15) days after submission. The Company shall be entitled to a late payment in the amount of four percent (4%) of the amount overdue for any payment not made by Adviser. The rates provided for in Exhibit A may be amended by the Company as necessary to reflect changes in actual costs, including allocable overhead, to perform the services. Notwithstanding anything set forth herein, the Company and Adviser may agree that Liquidating shall reimburse the Company directly for its services under this Agreement.

     4.   Prevention of Performance

          The Company shall not be determined to be in violation of this Agreement if it is prevented from performing any of the obligations hereunder for any reason beyond its reasonable control, including without limitation, acts of God, nature or public enemy, strikes, or limitations of law, regulations or rules of the Federal or of any state or local government or of any agency thereof.

     5.   Independent Contractor; Indemnification

          (a) It is expressly agreed by the parties hereto that each is at all times acting and performing hereunder as an independent contractor and not as agent for the other, and that no act of commission or omission of either party hereto shall be construed to make or render the other party its principal, agent, partner, joint venturer or associate, except to the extent specified herein.

          (b) Adviser shall indemnify, defend and hold the Company and its affiliates and their respective directors, officers, and employees harmless from and against all damages, losses and out-of-pocket expenses (including reasonable attorney's fees) incurred by them in the course of performing the duties prescribed hereby, except for matters covered by Paragraph 5(c) below.

          (c) The Company shall indemnify, defend and hold Adviser, and their respective directors, officers, partners and employees harmless from and against all damages, losses and out-of-pocket expenses (including reasonable attorneys' fees) caused by or arising out of any willful misconduct or gross negligence in the performance of any obligation or agreement of the Company herein.

          (d) Except as otherwise provided in Paragraph 5(c) above, the Company does not assume any responsibility under this Agreement other than to render the services called for under this Agreement in accordance with the terms hereof and in good faith. Adviser shall have no recourse against the Company on account of the failure of the Company to render the services as and when required hereunder except as set forth in Paragraph 5(c) above.

     6.   Notices

          (a) Each notice, demand, request, consent, report, approval or communication ("Notice") which is or may be required to be given by either party to the other party in connection with this Agreement and the transactions contemplated hereby, shall be in writing, and given by telex, telegram, telecopy, personal delivery, receipted delivery service, or by certified mail, return receipt requested, prepaid and properly addressed to the party to be served.

          (b) Notices shall be effective on the date sent via telex, telegram or telecopy, the date delivered personally or by receipted delivery service, or three (3) days after the date mailed, to the addresses of the parties as set forth below:

If to the Company:                 CRI Building
                                   11200 Rockville Pike
                                   Rockville, Maryland 20852
                                   Attn.:  Cynthia O. Azzara
                                           Senior Vice President
                                           Chief Financial Officer

If to Adviser:                     CRI Building
                                   11200 Rockville Pike
                                   Rockville, Maryland 20852
                                   Attn.:  Richard J. Palmer
                                           Chief Financial Officer

          (c) Each party may designate by Notice to the other in writing, given in the foregoing manner, a new address to which any Notice may thereafter be so given, served or sent.

     7.   Entire Agreement

          This Agreement, together with the Exhibits hereto, constitutes and sets forth the entire agreement and understanding of the parties pertaining to the subject matter hereof, and no prior or contemporaneous written or oral agreement, understandings, undertakings, negotiations, promises, discussions, warranties or covenants not specifically referred to or contained herein or attached hereto shall be valid and enforceable. No supplement, modification, termination in whole or in part, or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provision hereof (whether or not similar), nor shall any such waiver constitute a continuing waiver unless otherwise expressly provided.

     8.   Binding Effect

          This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, each of their respective successors and permitted assigns, but may not be assigned by either party without the prior written consent of the other party, and no other persons shall have or derive any right, benefit or obligation hereunder.

     9.   Headings

          The headings and titles of the various paragraphs of this Agreement are inserted merely for the purpose of conveniences, and do not expressly or by implication limit, define, extend or affect the meaning or interpretation of this Agreement or the specific terms or text of the paragraph so designated.

     10.  Governing Law; Severability

          This Agreement shall be governed in all respects, whether as to validity, construction, capacity, performance or otherwise, by the laws of the State of Maryland. If any one or more of the provisions contained in this Agreement or in any other instrument referred to herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, then in that event, to the maximum extent permitted by law, such invalidity, illegality or enforceability shall not affect any other provisions of this Agreement or any other such instrument.

     11.  Counterparts

          This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall be considered one and the same instrument.





                    (Signatures Begin on the Following Page)
      IN WITNESS WHEREOF, this Agreement has been executed as of the day and year first above written.


                              CRIIMI MAE MANAGEMENT, INC.


                              By:   /s/ William B. Dockser
                                    ----------------------
                              Name: William B. Dockser
                              Its:  Chairman


                              CRI INSURED MORTGAGE ASSOCIATES
                              ADVISER LIMITED PARTNERSHIP

                              By:   C.R.I., INC.
                              Its:  General Partner


                              By:   /s/ H. William Willoughby
                                    -------------------------
                              Name: H. William Willoughby
                              Its:  President


                                       Exhibit A
As requested by Adviser:

* Respond to requests for (i) advice and reports with respect to the acquisition, holding and disposition of investments, and (ii) research, economic and statistical data in connection with Liquidating's investments.

* Assist Adviser in conducting relations with HUD, GNMA, FHA, FLHMC, FNMA, developers, builders, co-venturers or partners of Liquidating, sellers and purchasers of real estate, tenants, lenders, borrowers, investors, consultants, accountants, mortgage loan originators, brokers, investors, participants, property managers, attorneys, appraisers, insurers, and persons acting in any other capacity relevant to the activities of Liquidating, and as necessary, negotiate contracts with, retain, and supervise services performed by, such parties in connection with investments which have been or may be acquired by, and assigned to, Liquidating or investments which may be or are disposed of by Liquidating.

*    Perform day-to-day administrative and business affairs of Liquidating.

*    Maintain all books, accounts and records of Liquidating.

* Prepare periodic financial statements, including statements of distributable income of Liquidating.

* Assist in the preparation of any reports which Liquidating is required to provide to its shareholders; Prepare an annual budget;

* Provide mortgage servicing and serve as the mortgagee of record for any mortgage investment as requested by Adviser.

* Plan, recommend and execute acquiring, holding and disposing of investments, including cash, disbursing and collecting the funds, paying the debt and fulfilling the obligations of Liquidating and handling, prosecuting and settling any claims of or against Liquidating.

* Negotiate on Liquidating's behalf with investment banking firms, banks and other institutions or investors in connection with the purchase and sale of securities of Liquidating.

*    Maintain all books, accounts and records of Adviser

* The per hour rate for each Company employee providing the services listed above, including allocable overhead, can be obtained for any year of the term of this Agreement from the Company's Chief Financial Officer.